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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorpration by reference in the Registration Statement (Form S-8 No. 333-04351) pertaining to the NOVA Corporation 1991 Employees Stock Option and Stock Appreciation Rights Plan and the NOVA Corporation 1996 Employees Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-64683) pertaining to the NOVA Corporation 1996 Employees Stock Incentive Plan and NOVA Corporation Directors Stock Option Plan and the Registration Statement (Form S-8 No. 333-64681) pertaining to the PMT Services, Inc. 1997 Nonqualified Stock Option Plan, 1994 Non-Employee Director Stock Option Plan and 1994 Incentive Stock Plan of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of NOVA Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        Ernst & Young LLP


Atlanta, Georgia
March 27, 2000